Exhibit 99.1

10x Genomics Signs Global Patent Cross License Agreement with Bio-Rad

Agreement to Cross License Single Cell Technologies Ends all Ongoing Legal Disputes

PLEASANTON, Calif., July 27, 2021 -- 10x Genomics, Inc. (Nasdaq: TXG) today announced that it has entered into a global settlement and cross-license agreement with Bio-Rad Laboratories, Inc. (NYSE: BIO and BIOb). The agreement resolves all outstanding litigation and other proceedings between the two companies across all jurisdictions around the world, and dismissing all infringement claims with prejudice.

The agreement grants each company a non-exclusive, worldwide, royalty-bearing license to develop products and services related to single cell analysis. The term of the agreement is for the life of the licensed patents. The cross license excludes products related to spatial analysis and In Situ analysis. It also excludes digital PCR products in the case of 10x Genomics. Both companies have agreed that each company’s patents are owned by each respective company.

“Today’s settlement underscores the value of our innovation and strong patent portfolios built over the last nine years,” said Eric Whitaker, General Counsel of 10x Genomics. "10x has invested nearly one billion dollars in research and development, which has led to more than 1,100 issued and pending patents and catalyzed a revolution in genomics around the world.”

About 10x Genomics
10x Genomics is a life science technology company building products to interrogate, understand and master biology to advance human health. The company’s integrated solutions include instruments, consumables and software for analyzing biological systems at a resolution and scale that matches the complexity of biology. 10x Genomics products have been adopted by researchers around the world, including in all of the top 100 global research institutions as ranked by Nature in 2020 based on publications and all of the top 20 global pharmaceutical companies by 2020 research and development spend, and have been cited in over 2,500 research papers on discoveries ranging from oncology to immunology and neuroscience. The company’s patent portfolio comprises more than 1,100 issued patents and patent applications.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might," "will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding 10x Genomics product performance, configuration and capabilities and adoption and the global cross license agreement between 10x Genomics and Bio-Rad Laboratories. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management, and actual outcomes and results could differ materially from these statements due to a number of factors, including the potential impact of the COVID-19 pandemic. Other risks and uncertainties that could affect 10x Genomics, Inc.’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents 10x Genomics, Inc. files with the Securities and Exchange Commission from time to time. Although 10x Genomics, Inc. believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. The forward-looking statements in this press release are based on information available to 10x Genomics, Inc. as of the date hereof, and 10x Genomics, Inc. disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing 10x Genomics, Inc.’s views as of any date subsequent to the date of this press release.

Disclosure Information
10x Genomics uses filings with the Securities and Exchange Commission, its website (www.10xgenomics.com), press releases, public conference calls, public webcasts and its social media accounts as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Contacts
Media:
media@10xgenomics.com
Investors:
investors@10xgenomics.com

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